016570| 003590|127C|RESTRICTED||4|057-423

American Capital Agency

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

8.000% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

PAR VALUE $0.01

American Capital Agency

8.000% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Shares
000000****
000000**
****000000****
*****000000***
******000000**

AMERICAN CAPITAL AGENCY CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 02503X 20 4

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE 8.000% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, OF

American Capital Agency Corp. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Chair of the Board & CEO

Executive Vice President & Secretary

AMERICAN CAPITAL AGENCY CORP. CORPORATE SEAL 2008 DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

Printed by DATA BUSINESS FORMS

1234567

AMERICAN CAPITAL AGENCY CORP.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation at the principal office.

The shares of the Corporation's 8.000% Series A Cumulative Redeemable Preferred Stock (the "Preferred Stock") represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer (as each such capitalized term is defined in the Corporation's Certificate of Incorporation, as the same may be amended from time to time (the "Certificate of Incorporation")) for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Certificate of Incorporation, (i) no Person (as defined in the Certificate of Incorporation) may Beneficially Own or Constructively Own shares of the Corporation's Common Stock (the "Common Stock") in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Preferred Stock unless such Person is an Excepted Holder (as defined in the Certificate of Incorporation), in which case the Excepted Holder Limit (as defined in the Certificate of Incorporation) shall be applicable; (ii) no Person may Beneficially Own or Constructively Own shares of any class or series of the Corporation's stock (the "Capital Stock") in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock, unless such Person is an Excepted Holder, in which case the Excepted Holder Limit shall be applicable; (iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Ownership of the Preferred Stock will be counted as Common Stock (on an as-converted basis), in addition to being counted as Capital Stock, for purposes of such limitations. Any Person who Beneficially Owns or Constructively Owns, or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the above restrictions on Beneficial Ownership, Constructive Ownership or Transfer are violated, the shares of Preferred Stock represented hereby will be automatically transferred to a Trust (as defined in the Certificate of Incorporation) for the benefit of one or more Charitable Beneficiaries (as defined in the Certificate of Incorporation). In addition, the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock; provided, however, that any Transfer or attempted Transfer or other event in violation of the above restrictions on Beneficial Ownership, Constructive Ownership and Transfer shall automatically result in the above transfer to the Trust and, where applicable, such Transfer (or other event) shall be void *ab initio* as provided above irrespective of any action (or non-action) by the Board of Directors. The Board of Directors may, pursuant to Section 8.2.8 of the Certificate of Incorporation, increase or decrease the percentage of Preferred Stock or Capital Stock that a person may Beneficially Own or Constructively Own.

A copy of the Certificate of Incorporation, including the above restrictions on Beneficial Ownership, Constructive Ownership and Transfer, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	...........Custodian .... (Cust) (Minor) under Uniform Gifts to Minors Act .... (State)
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	...............Custodian (until age. . .)............ (Cust) (Minor) under Uniform Transfers to Minors Act........... (State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ____20_________________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

1234567